                                                                     EXHIBIT 4.1


                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     This AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this "Agreement") is made as of March 24, 2000, by and among Personify Incorporated, a California corporation (the "Company"), and the persons listed on the attached Exhibit A who become signatories to this Agreement (collectively, the "Investors").

                                   RECITALS

     A. On May 9, 1996, the Company issued 1,400,000 shares of the Company's Series A Preferred Stock (the "Series A Preferred Shares") to certain of the Investors pursuant to that certain Series A Preferred Stock Purchase Agreement by and among the Company and the Investors identified therein (the "Series A Purchase Agreement"). As a condition to the consummation of the purchase of the Series A Preferred Shares pursuant to the Series A Purchase Agreement, the Company agreed to enter into that certain Investor Rights Agreement dated as of May 9, 1996, with the Investors (the "Original Rights Agreement").

     B. On August 25, 1997, the Company issued 2,011,172 shares of the Company's Series B Preferred Stock (the "Series B Preferred Shares") to certain of the Investors pursuant to that certain Series B Preferred Stock Purchase Agreement by and among the Company and the Investors identified therein (the "Series B Purchase Agreement"). As a condition to the consummation of the purchase of the Series B Preferred Shares pursuant to the Series B Purchase Agreement, the Company agreed to enter into the Omnibus Amendment to Investor Rights Agreement, Rights of First Refusal Agreement and Co-Sale Agreement, dated as of August 25, 1997, with certain of the Investors (the "Omnibus Amendment").

     C. On May 27, 1998, the Company issued 6,282,722 shares of the Company's Series C Preferred Stock (the "Series C Preferred Shares") to certain of the Investors pursuant to that certain Series C Preferred Stock Purchase Agreement by and among the Company and the Investors identified therein (the "Series C Purchase Agreement"). As a condition to the consummation of the purchase of the Series C Preferred Shares pursuant to the Series C Purchase Agreement, the Company agreed to enter into the Amended and Restated Investor Rights Agreement dated as of May 27, 1998, with certain of the Investors (the "Prior Rights Agreement (Series C Closing)") which amended and restated the Original Rights Agreement (including without limitation, the Omnibus Amendment with respect those provisions which amended the Original Rights Agreement) in its entirety.

     D. On August 12, 1999, the Company issued 4,285,716 shares of the Company's Series D Preferred Stock (the "Series D Preferred Shares") to certain of the Investors pursuant to that certain Series D Preferred Stock Purchase Agreement by and among the Company and the Investors identified therein (the "Series D Purchase Agreement"). As a condition to the consummation of the purchase of the Series D Preferred Shares pursuant to the Series D Purchase Agreement, the Company agreed to enter into the Amended and Restated Investor Rights Agreement dated as of August 12, 1999, with certain of the Investors (the "Prior Rights Agreement (Series D Closing)") which amended and restated the Original Rights Agreement (and the Prior Rights Agreement (Series C Closing)) in its entirety.

     E. In connection with the Company's acquisition of Anubis Solutions Incorporated and as a condition to the consummation of such acquisition, the parties to the Prior Rights Agreement (Series D Closing) amended the Prior Rights Agreement (Series D Closing) on September 22, 1999 ("Amendment No. 1") to grant certain piggyback and Form S-3 registration rights to certain shareholders of Anubis Solutions Incorporated.

     F. On March 15, 2000, the Company issued 119,626 shares of the Company's Series E Preferred Stock (the "Series E Preferred Shares") to certain of the Investors pursuant to that certain Series E Preferred Stock Purchase Agreement by and among the Company and the Investors identified therein (the "First Series E Purchase Agreement"). As a condition to the consummation of the purchase of the Series E Preferred Shares pursuant to the First Series E Purchase Agreement, the Company agreed to enter into the Amended and Restated Investor Rights Agreement dated as of March 15, 2000 with certain of the Investors (the "Prior Rights Agreement (First Series E Closing)") which amended and restated the Original Rights Agreement (and the Prior Rights Agreement (Series D Closing)) in its entirety.

     G. Concurrent with the execution of this Agreement, the Company is issuing up to an additional 50,237 shares of the Company's Series E Preferred Stock to certain investors pursuant to that certain Series E Preferred Stock Purchase Agreement by and among the Company and the Investors identified therein (the "Second Series E Purchase Agreement"). As a condition to the consummation of the purchase of the Series E Preferred Shares pursuant to the Second Series E Purchase Agreement, the Company agreed to enter into this Agreement, which amends and restates the Prior Rights Agreement (First Series E Closing) (including without limitation, Amendment No. 1) in its entirety.

     THE PARTIES AGREE AS FOLLOWS:

     1. Certain Definitions.
        -------------------

     As used in this Agreement, the following terms shall have the following respective meanings:

               (a)  "Commission" shall mean the Securities and Exchange
                     ----------
Commission or any other federal agency at the time administering the Securities Act.

               (b)  "Convertible Securities" shall mean securities of the
                     ----------------------
Company convertible into or exchangeable for Common Stock of the Company or into other securities that are convertible into or exchangeable for Common Stock.

               (c)  "Form S-3" shall mean Form S-3 promulgated by the Commission
                     --------
or any substantially similar form then in effect.

               (d)  "Holder" shall mean any holder of outstanding Registrable
                     ------
Securities which have not been sold to the public, but only if such holder is one of the Investors or an assignee or transferee of Registration rights as permitted by Section 15.

               (e)  "Initiating Holders" shall mean Holders who in the aggregate
                     ------------------
hold at least forty percent (40%) of the Registrable Securities.

               (f)  "Major Investor" shall mean an Investor who owns at least 5%
                     ----------------------
of the outstanding Convertible Securities and/or Registrable Securities.

               (g)  "Material Adverse Event" shall mean an occurrence having a
                     ----------------------
consequence that either (a) is materially adverse to the business, properties, prospects, or financial condition of the Company or (b) is reasonably foreseeable, has a reasonable likelihood of occurring, and if it were to occur would materially adversely affect the business, properties, prospects, or financial condition of the Company.

               (h)  "Preferred Stock" shall mean the Series A Preferred Stock,
                     ---------------
the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock of the Company.

               (i)  "Qualified IPO" shall mean a firm commitment underwritten
                     -------------
public offering of the Company's Common Stock registered under the Securities Act with a total offering price of $15,000,000 or more at a price of not less than $7.00 per share (as appropriately adjusted for stock splits, recapitalizations, combinations and the like).

               (j)  The terms "Register," "Registered," and "Registration" refer
                               --------    ----------        ------------
to a registration effected by preparing and filing a registration statement on Form S-l, SB-1 or S-3 (or any successor form to such Forms) in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

               (k)  "Registrable Securities" shall mean all Common Stock not
                     ----------------------
previously sold to the public and issued or issuable upon conversion or exercise of any of the Company's Convertible Securities purchased by or issued to the Investors, including Common Stock issued pursuant to stock splits, stock dividends and similar distributions, and any securities of the Company granted registration rights pursuant to Section 14 of this Agreement. For purposes of Sections 7.3 and 8, "Registrable Securities" shall also mean all Common Stock issued by the Company to Adeeb Shana'a and Amit Desai in connection with the acquisition of Anubis Solutions Incorporated pursuant to that certain Agreement and Plan of Merger and Reorganization dated as of September 30, 1999 by and among the parties thereto.

               (l)  "Registration Expenses" shall mean all expenses incurred by
                     ---------------------
the Company in complying with Sections 7 or 8 of this Agreement, including, without limitation, all federal and state registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel for the Company and one special counsel for all Holders (if different from the Company), blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

               (m)  "Securities Act" shall mean the Securities Act of 1933, as
                     --------------
amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               (n)  "Selling Expenses" shall mean all underwriting discounts and
                     ----------------
selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

     2.  Financial Statements and Reports to Shareholders.
         ------------------------------------------------

     The Company shall deliver to each Investor:

               (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, an audited balance sheet of the Company as of the end of such year and audited statements of income, shareholders' equity and cash flow for such year, which year-end financial reports shall be in reasonable detail and shall be prepared in accordance with generally accepted accounting principles and accompanied by the opinion of independent public accountants of nationally recognized standing selected by the Company;

               (b) As soon as practicable after the end of each month and each quarter, and in any event within 30 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such period, and consolidated statements of income and cash flow for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than the accompanying notes) and signed by the Chief Financial Officer or President of the Company certifying that they fairly and accurately present the financial condition and results of operation of the Company, subject to changes resulting from ordinary year-end audit adjustment;

               (c) Contemporaneously with delivery to holders of Common Stock, a copy of each report of the Company delivered to holders of Common Stock; and

               (d)  An annual capitalization summary.

     3.  Additional Information and Inspection Rights.
         --------------------------------------------

     The Company will deliver to each Major Investor and holder of Series E Preferred Stock:

               (a) As soon as practicable following submission to and approval by the Board of Directors of the Company, but in no event later than 30 days before the end of each fiscal year, an operating budget and plan (the "Plan") respecting the next fiscal year and a summary of such Plan together with any update of the Plan as such update is prepared and approved by the Board of Directors.

               (b) The Company shall permit each Major Investor and holder of Series E Preferred Stock, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances, and accounts with its officers, all at such reasonable times as may be requested by each such Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3(b) to provide any information which it reasonably considers to be a trade secret or confidential information. Subject to Section 15, the rights of an Investor under this Section 3(b) may not be assigned as part of such Investor's sale of any of the Registrable Securities or Convertible Securities except with the consent of the Company, which consent shall not be unreasonably withheld.

     4.  Other Covenants.
         ---------------
               (a) Unless otherwise determined by the unanimous vote of its Board of Directors, the Company shall require all future officers, directors, and employees of, and consultants to, the Company and its Subsidiaries to execute and deliver Proprietary Information and Inventions Agreements in substantially the form heretofore made available to the Investors.

               (b) Company shall cause all employees, directors and consultants who purchase, or who are granted options to purchase, shares of the Company's Common Stock to execute and deliver Stock Restriction Agreements (or Stock Option Agreements), in a form approved by the Company, but providing for a right of repurchase in favor of the Company at the lower of cost or fair market value on unvested shares, a prohibition on the transfer of unvested shares, a lockup or market standoff commitment of up to 180 days, and a right of first refusal in favor of the Company on vested shares terminating upon the Company's initial public offering of Securities. To the extent the Company does not exercise such right, the Company shall assign such right to the Investors.

               (c) The Company may sell shares of stock and grant options to employees, advisors, officers, and directors of, and consultants to, the Company and its Subsidiaries only pursuant to a stock option plan or such other arrangements, contracts, or plans as are recommended by management and approved by the Board of Directors; provided that, except as may otherwise be determined by the Board of Directors in any particular instance, options shall be subject to a four-year vesting schedule (25% after one year and monthly or quarterly thereafter).

     5.  Right of First Refusal.
         ----------------------

         5.1 The Company hereby grants to each Investor holding shares of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares (or holding shares of Common Stock issuable upon conversion of such shares) the right of first refusal to purchase up to its Pro Rata Share of the New Securities (as defined below) which the Company may, from time to time, propose to sell and issue. Such Investors may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The "Pro Rata Share" of each such Investor, for purposes of this right of first refusal, is the ratio of (i) the total number of shares of Common Stock held by such Investor (including any shares of Common Stock into which shares of the Convertible Securities held by such Investor are convertible) to (ii) the total number of shares of Common Stock and Common Stock warrants, rights or options outstanding immediately prior to the issuance of the New Securities (including any shares of Common Stock into which outstanding Convertible Securities are convertible).

         5.2 "New Securities" shall mean any capital stock of the Company, whether authorized or not, and any rights, options, or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided that "New Securities" does not include (i) the Preferred Stock or the Common Stock issuable upon conversion of the Preferred Stock, (ii) securities offered in a Qualified IPO, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization, if approved by the Company's Board of Directors, (iv) shares issued or issuable either directly or upon exercise of options or warrants to employees, directors, consultants, advisers and others performing services for the Company or its subsidiaries pursuant to a plan or arrangement approved by the Company's Board of Directors (except to the extent the total outstanding and reserved option level exceeds 8,018,910 shares of Common Stock without the approval of Investors holding a majority of the Registrable Securities), (v) shares issued without consideration pursuant to a stock dividend, stock split, or similar transaction, and (vi) shares issued either directly or upon exercise of warrants in connection with equipment leasing transactions or other similar commercial financing arrangements approved by the Company's Board of Directors but not to exceed an aggregate of 100,000 shares.

         5.3 In the event the Company proposes to undertake an issuance of New Securities, it shall give to each Investor holding such rights of first refusal written notice (the "Notice") of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, the number of shares which Investor is entitled to purchase pursuant to
Section 5.1, and a statement that each Investor shall have twenty (20) business days to respond to such Notice. Each such Investor shall have twenty (20) business days from the date of receipt of the Notice to agree to purchase any or all of its Pro Rata Share of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms. If not all of the Investors holding such rights elect to purchase their pro rata share of the New Securities, then the Company shall promptly notify in writing the Investors who do so elect and shall offer such Investors the right to acquire such unsubscribed shares. Each such Investor shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares.

         5.4 In the event an Investor fails to exercise in full its right of first refusal within said twenty (20) business day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from date of said agreement) to sell the New Securities respecting which such Investor's rights were not exercised, at a price and upon general terms no more favorable to the purchaser thereof than specified in the Notice. In the event the Company has not sold the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to such Investor in the manner provided above.

           5.5 The right of first refusal granted under this Section 5 is assignable by the Investors holding such rights of first refusal to any transferee of a minimum of Seventy Thousand (70,000) shares of Common Stock (including any shares of Common Stock into which shares of Convertible Securities then held by it are convertible).

     6.  Termination of Covenants.
         ------------------------

         The covenants of the Company set forth in Sections 2, 3, 4, and 5 shall be terminated and be of no further force or effect immediately prior to the closing of a Qualified IPO. The covenants of the Company set forth in Sections 2, 3 and 5 shall be terminated and of no further force and effect with respect to an Investor on the date such Investor no longer holds any shares of the capital stock of the Company.

     7.  Demand Registration.
         -------------------

         7.1  Request for Registration on Form Other Than Form S-3.
              ----------------------------------------------------

         Subject to the terms of this Agreement, in the event that the Company shall receive from the Initiating Holders at any time after the earlier of (a) December 31, 2000 or (b) six (6) months after the effective date of the Company's initial public offering of shares of Common Stock under a Registration Statement, a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a Form other than Form S-3, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and shall (ii) as soon as practicable, use its best efforts to effect within ninety (90) days Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within 20 days after written notice from the Company. In the case of the Company's initial public offering, the demand must be for an offering of at least 20% of the then outstanding Registrable Securities (or any lesser percent if the reasonably anticipated aggregate offering price to the public, net of Selling Expenses, would exceed $10,000,000). The Company shall not be obligated to take any action to effect any such registration pursuant to this Section 7.1 during the period starting with the date sixty (60) days prior to the Company's estimated date of filing, and ending on the date six (6) months immediately following the effective date of a Registration pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) provided that the Company is employing all reasonable efforts in good faith to cause such Registration to become effective.

     7.2  Right of Deferral of Registration on Form Other Than Form S-3.
          -------------------------------------------------------------

          If the Company shall furnish to all such Holders who joined in the request a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 7.1, the Company shall have the right, exercisable not more than once in any twelve-month period, to defer the filing of a Registration Statement with respect to such offering for a period of not more than 90 days from delivery of the request of the Initiating Holders.

     7.3  Request for Registration on Form S-3.
          ------------------------------------

               (a) If a Holder or Holders of the outstanding Registrable Securities request that the Company file a Registration Statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of Registrable Securities the reasonably anticipated aggregate price to the public of which, net of Selling Expenses, would not be less than $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use all reasonable efforts to cause such Registrable Securities to be Registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than two Registrations pursuant to this Section 7.3 in any twelve (12) month period. The substantive provisions of
Section 7.5 shall be applicable to each registration initiated under this
Section 7.3.

               (b) Notwithstanding the foregoing, the Company shall not be obligated to file a registration statement pursuant to this Section 7.3:

                    (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (ii) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a Registration Statement with the Commission within sixty (60) days of receipt of such request, provided that the Company is actively employing in good faith all reasonable efforts to cause such Registration Statement to become effective;

                    (iii) within six months immediately following the effective date of any public offering of the Company's Common Stock; or

                    (iv) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a Registration Statement to be filed in the near future, then the Company's obligation to use its best efforts to file a Registration Statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder provided that the Company shall not exercise the right contained in this paragraph (iv) more than once in any twelve (12) month period.

           7.4  Registration of Other Securities in Demand Registration.
                -------------------------------------------------------

           Any Registration Statement filed pursuant to the request of the Initiating Holders under this Section 7 may, subject to the provisions of
Section 7.5, include securities of the Company other than Registrable
Securities.

           7.5  Underwriting in Demand Registration.
                -----------------------------------

                7.5.1  Notice of Underwriting.
                       ----------------------

          If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 7, and the Company shall include such information in the written notice referred to in Section 7.1 or 7.3. The right of any Holder to Registration pursuant to
Section 7 shall be
conditioned upon such Holder's agreement to participate in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting.

                 7.5.2  Inclusion of Other Holders in Demand Registration.
                        -------------------------------------------------
          If the Company, officers or directors of the Company holding Common Stock other than Registrable Securities, or holders of securities other than Registrable Securities, request inclusion in such Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of such Registration, may, in their sole discretion, on behalf of all Holders, offer to any or all of the Company, such officers or directors, and such holders of securities other than Registrable Securities that such securities other than Registrable Securities be included in the underwriting and may condition such offer on the acceptance by such persons of the terms of this Section 7.5. In the event, however, that the number of shares so included exceeds the number of shares of Registrable Securities included by all Holders, all holders of securities other than Registrable Securities shall be excluded prior to limiting the sale of Registrable Securities.

                 7.5.3  Selection of Underwriter in Demand Registration.
                        -----------------------------------------------
          If requested by the representative of the underwriter (the "Underwriters' Representative"), the Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the Underwriters' Representative. The Underwriters' Representative shall be selected by the Holders of a majority of the Registrable Securities being registered by the Initiating Holders and reasonably acceptable to the Company.

                 7.5.4  Marketing Limitation in Demand Registration.
                        -------------------------------------------

          In the event the Underwriters' Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then (i) first the Common Stock (other than Registrable Securities) held by officers or directors of the Company, (ii) next the securities other than Registrable Securities, and (iii) last the securities requested to be registered by the Company, shall be excluded from such Registration to the extent required by such limitation. If a limitation of the number of shares is still required, the Initiating Holders shall so advise all Holders and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such Registration held by such Holders at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 7.5.4 shall be included in such Registration Statement.

                 7.5.5  Right of Withdrawal in Demand Registration.
                        ------------------------------------------

          If any Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the Underwriters' Representative and the Initiating Holders delivered at least seven days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

7.6  Blue Sky in Demand Registration.
     -------------------------------

           In the event of any Registration pursuant to this Section 7, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

     8.    Piggyback Registration.
           ----------------------

           8.1  Notice of Piggyback Registration and Inclusion of Registrable
                -------------------------------------------------------------
Securities.
----------
           Subject to the terms of this Agreement, in the event the Company decides to Register any of its Common Stock (either for (i) its own account, (ii) the account of a security holder or (iii) the account of holders exercising their respective demand registration rights) on a form that would be suitable for a registration involving solely Registrable Securities, the Company will:
(i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and
(ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within 20 days after delivery of such written notice from the Company.

           8.2  Underwriting in Piggyback Registration.
                --------------------------------------
                8.2.1  Notice of Underwriting in Piggyback Registration.
                       ------------------------------------------------

           If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section
8.1. In such event, the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting to the extent provided in this
Section 8. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriters' Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 8.

                8.2.2  Marketing Limitation in Piggyback Registration.
                       ----------------------------------------------

                In the event the Underwriters' Representative advises the Holders seeking registration of Registrable Securities pursuant to this Section 8 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriters' Representative (subject to the allocation priority set forth in Section 8.2.3) may limit the number of shares of Registrable Securities to be included in such Registration and underwriting to not less than twenty-five percent (25%) of the securities included in such Registration (based on aggregate market values); provided, however, if such offering is the Company's initial Qualified IPO and such Registration does not include shares of any other selling shareholders, any or all of the Registrable Securities of the Holders may be excluded. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than sixty-six and two-thirds percent (662/3%) of the Registrable Securities proposed to be sold in the offering.

                 8.2.3  Allocation of Shares in Piggyback Registration.
                        ----------------------------------------------

           In the event that the Underwriters' Representative limits the number of shares to be included in a Registration pursuant to Section 8.2.2, the number of shares to be included in such Registration shall be allocated (subject to Section 8.2.2) in the following manner: The number of shares that may be included in the Registration and underwriting by selling shareholders shall be allocated among all Holders thereof and other holders of securities (other than Registrable Securities) requesting and legally entitled to include such securities in such Registration, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which such Holders and such other holders would otherwise be entitled to include in such Registration. Subject to the 25% limitation set forth in Section 8.2.2 hereof, no Registrable Securities or other securities excluded from the underwriting by reason of this Section 8.2.3 shall be included in the Registration Statement.

                 8.2.4  Withdrawal in Piggyback Registration.
                 ------------------------------------

           If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the Underwriters' Representative delivered at least seven days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

           8.3  Blue Sky in Piggyback Registration.
                ----------------------------------

           In the event of any Registration of Registrable Securities pursuant to this Section 8, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding 20 unless otherwise agreed to by the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

     9.  Expenses of Registration.
         ------------------------

     All Registration Expenses incurred in connection with any Registrations pursuant to Section 7.3 and two registrations pursuant to each of Section 8 and
Section 7 (excluding Section 7.3), shall be borne by the Company. All Registration Expenses incurred in connection with any other Registration, qualification, or compliance, shall be apportioned among the Holders and other holders of the securities so registered on the basis of the number of shares so registered. Notwithstanding the above, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 7 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (which Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to
Section 7; provided further, however, that if at the time of such withdrawal, the Holders have learned of a

Material Adverse Event with respect to the condition, business, or prospects of the Company not known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 7. All Selling Expenses shall be borne by the holders of the securities Registered pro rata on the basis of the number of shares Registered, as shall any fees and expenses of any counsel for the Holders beyond the one special counsel for the Holders included within the Registration Expenses provided in the first sentence of this Section 9.

     10.  Termination of Registration Rights.
          ----------------------------------

     The rights to cause the Company to register securities granted under Sections 7 and 8 of this Agreement shall terminate, with respect to each Holder, on the earlier of (i) the date five years after the closing date of the Company's initial Qualified IPO and (ii) upon such Holder holding less than 1% of the outstanding Registrable Securities.

     11.  Registration Procedures and Obligations.
          ---------------------------------------

     Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                 (a) Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such Registration Statement effective for up to one hundred twenty (120) days.

                 (b) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

                 (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                 (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

                 (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                 (f) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                 (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the closing date of such registration.

                 (h) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a registration pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

                 (i) Use its best efforts to have such Registrable Securities listed on the New York or American Stock Exchange or the Nasdaq National Market.

     12.  Information Furnished by Holder.
          -------------------------------

     It shall be a condition precedent to the Company's obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

     13.  Indemnification.
          ---------------
          13.1  Company's Indemnification of Holders.
                ------------------------------------

          To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors, and constituent partners, legal counsel for the Holders, and each person controlling such Holder, with respect to which Registration, qualification, or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages, or liabilities (or actions in respect thereof) to the extent such claims, losses, damages, or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification, or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification, or compliance; and the Company will reimburse each such Holder, each such underwriter, and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 13.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, underwriter, or controlling person and specifically stated in writing to be for use in connection with the offering of securities of the Company.

          13.2  Holder's Indemnification of Company.
                -----------------------------------

          To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors, and constituent partners, and each person controlling such other Holder, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification, or compliance, and will reimburse the Company, such Holders, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but in each case only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and specifically stated in writing to be specifically for use in connection with the offering of securities of the Company, provided, however, that the indemnity contained in this Section 13.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and provided, further, that each Holder's liability under this Section
13.2 shall not exceed such Holder's net proceeds from the offering of securities made in connection with such Registration.

           13.3  Indemnification Procedure.
                -------------------------

           Promptly after receipt by an indemnified party under this Section 13 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
Section 13, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the
 .defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Investors in conducting the defense of such action, suit, or proceeding by reason of recognized claims for indemnity under this Section 13, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 13, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this
Section 13.

           13.4  Contribution.
                 ------------

           If the indemnification provided for in this Section 13 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     14.  Limitations on Registration Rights Granted to Other Securities.
          --------------------------------------------------------------

     From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of any Registration rights, except that, with the consent of the Holders of a majority of the aggregate of the Registrable Securities then outstanding, additional holders may be added as parties to this Agreement with regard to any or all securities of the Company held by them. Any such additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered an Investor for all purposes of this Agreement. The additional parties and the additional Registrable Securities shall be identified in an amendment to Schedule A hereto.

     15.  Transfer of Rights.
          ------------------

     The rights to information under Sections 2, 3, and 4 and the right to cause the Company to Register securities granted by the Company to the Investors under this Agreement may be assigned by any Holder to a transferee or assignee of any Registrable Securities not sold to the public acquiring at least twenty percent (20%) of such Holder's Registrable Securities (equitably adjusted for any stock splits, subdivisions, stock dividends, changes, combinations or the like); provided, however, that (i) the Company must receive written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such information and Registration rights are being assigned, and (ii) the transferee or assignee of such rights must not be a person deemed by the Board of Directors of the Company, in its best judgment, to be a competitor or potential competitor of the Company. Notwithstanding the limitation set forth in the foregoing sentence respecting the minimum number of shares which must be transferred, (i) any Holder which is a partnership or limited liability company treated as a partnership for tax purposes may transfer such Holder's Registration rights to such Holder's constituent partners or members without restriction as to the number or percentage of shares acquired by any such constituent partner or member and (ii) any Holder may transfer all or part of such Holder's Registrable Securities to any family member or trust for the benefit of any individual holder.

     16.  Market Stand-off.
          ----------------

     Each Holder hereby agrees that, if so requested by the Company and the Underwriters' Representative (if any) in connection with the Company's initial Qualified IPO, such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities or other securities of the Company without the prior written consent of the Company and the Underwriters' Representative for such period of time not to exceed 180 days following the effective date of a Registration Statement of the Company filed under the Securities Act as may be requested by the Underwriters' Representative. The obligations of Holders under this Section 16 shall be conditioned upon similar agreements being in effect with each other shareholder who is an officer, director, or 5% shareholder of the Company.

     17.  No-Action Letter or Opinion of Counsel in Lieu of Registration;
          --------------------------------------------------------------
Conversion of Preferred Stock.
-----------------------------
     Notwithstanding anything else in this Agreement, if the Company shall have obtained from the Commission a "no-action" letter in which the Commission has indicated that it will take no action if, without Registration under the Securities Act, any Holder disposes of Registrable Securities covered by any request for Registration made under this Section in the specific manner in which such Holder proposes to dispose of the Registrable Securities included in such request (such as, without limitation to, inclusion of such Registrable Securities in an underwriting initiated by either the Company or the holders) and that such Registrable Securities may be sold to the public without Registration, or if in the opinion of counsel for the Company concurred in by counsel for such Holder, which concurrence shall not be unreasonably withheld, no Registration under the Securities Act is required in connection with such disposition and that such Registrable Securities may be sold to the public without Registration, the Registrable Securities included in such request shall not be eligible for Registration under this Agreement; provided, however, that any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 17 does not apply. The Registration rights of the Holders of the Registrable Securities set forth in this Agreement are conditioned upon the conversion of the Registrable Securities with respect to which registration is sought into Common Stock prior to the effective date of the Registration Statement.

     18.   Reports Under Securities Exchange Act of 1934.  With a view to making
           ---------------------------------------------
available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a registration on Form S-3, the Company agrees to:

                 (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the general public;

                 (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

                 (c) file with the Commission in a timely manner all reports and other documents required of the Company under the 1934 Act; and

                 (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first Registration Statement filed by the Company), the Securities Act, and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without Registration or pursuant to such form.

     19.  Miscellaneous.
          -------------
          19.1  Entire Agreement; Successors and Assigns.
                ----------------------------------------

          This Agreement constitutes the entire contract between the Company and the Investors relative to the subject matter hereof. Any previous agreement between the Company and any Investor concerning Registration rights is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successor, and assigns of the parties.

          19.2  Governing Law.
                -------------

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

          19.3  Counterparts.
                ------------

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          19.4  Headings.
                --------

          The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

          19.5  Notices.
                -------

          Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or five days after deposit in the United States mail, by certified mail, postage prepaid, addressed (i) if to the Company, as set forth below the Company's name on the signature page of this Agreement, and (ii) if to an Investor, at such Investor's address as set forth on Schedule A, or at such other address as the Company or such Investor may designate by ten (10) days' advance written notice to the Investors and the Company, respectively.

         19.6  Amendment of Agreement.
               ----------------------

         Any provision of this Agreement may be amended only by a written instrument signed by the Company and by persons holding a majority of the Registrable Securities as defined in Section 1 of this Agreement.

         19.7  Severability.
               ------------

         In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         19.8  Regulatory Matters.
               ------------------
               19.8.1  Cooperation of Other Investors.
                       -------------------------------

         Each Investor agrees to cooperate with the Company in all reasonable respects in complying with the terms and provisions of the letter agreement between the Company and Investor, a copy of which is attached hereto as Exhibit B regarding small business matters (the "Small Business Side Letter"), including without limitation, voting to approve amending the Company's Articles of Incorporation, the Company's by-laws or this Agreement in a manner reasonably acceptable to the Investors and any Regulated Holder (as defined in the Small Business Side Letter) entitled to make such request pursuant to the Small Business Side Letter in order to remedy a Regulatory Problem (as defined in the Small Business Side Letter). Anything contained in this Section 19.8 to the contrary notwithstanding, no Investor shall be required under this Section 19.8 to take any action that would adversely affect in any material respect such Investor's rights under this Agreement or as a stockholder of the Company.

               19.8.2  Covenant Not to Amend.
                       ----------------------

         The Company and each Investor agree not to amend or waive the voting or other provisions of the Company's Articles of Incorporation, the Company's By-Laws or this Agreement if such amendment or waiver would cause any Regulated Holder to have a Regulatory Problem (as defined in the Small Business Side Letter). The Investor agrees to notify the Company as to whether or not it would have a Regulatory Problem promptly after the Investor has notice of such amendment or waiver.

         19.9  Audit Conflict/Covenant to Repurchase.
               -------------------------------------

               19.9.1 If, prior to the Company's initial public offering, the Company proposes to issue or sell any equity securities, or securities convertible into or exchangeable or exercisable for, equity securities, to any party other than a natural person, the Company shall give written notice to Deloitte Consulting LLC ("Deloitte") and Ernst & Young U.S. LLP ("Ernst & Young") setting forth the identities of the parties to the contemplated issuance or sale (a "Transaction Notice") not less than ten (10) days prior to such issuance or the closing of such sale.

               19.9.2 Each of Deloitte and Ernst & Young shall determine, in its reasonable discretion, whether or not the participation of any of the parties to the proposed issuance or sale would give rise to a violation by the respective party or any of its affiliates of any applicable regulation of the Commission or applicable regulation or standard of any professional body, governing the relationships of accounting and tax practices to their clients (an "Audit Conflict"). The Company shall cooperate with Deloitte and Ernst & Young, as applicable, in all reasonable respects in connection with such parties' making such determination, including without limitation, by promptly providing any additional information reasonably requested by Deloitte or Ernst & Young, as applicable, in connection with such determination and available to the Company. Deloitte and Ernst & Young, as applicable, shall give the Company written notice of such determination (an "Audit Conflict Determination Notice") promptly upon its being made, but in no event later than five (5) business days after its receipt of the related Transaction Notice. Any Audit Conflict Determination Notice reflecting an Audit Conflict shall list the party or parties whose participation gives rise to such Audit Conflict (such listed party being a "Conflicted Party"). If the Company consummates the issuance or sale to a Conflicted Party, the Company shall repurchase the Series E Preferred Stock held by Deloitte or Ernst & Young or their affiliates, as applicable, simultaneously with such issuance or sale at a price equal to the original issue price of the Series E Preferred Stock.

     20.    Limited Grant of Form S-3 and Piggyback Registration Rights.
            ------------------------------------------------------------

            20.1 Upon the respective execution of the signature page to the Agreement, Adeeb Shana'a and Amit Desai (the "ASI Founders") shall each become a party to the Investors' Rights Agreement; provided, however, that the ASI Founders shall each be deemed an "Investor" and a "Holder" (and a Holder of Registrable Securities) thereunder only to the extent necessary to grant the ASI Founders (i) Form S-3 registration rights set forth in Section 7.3, (ii) piggyback registration rights set forth in Section 8, and (iii) the rights and obligations generally applicable to such limited registration rights (pursuant to subsections 20.1(i) and 20.1(ii)), including without limitation, the indemnification provisions set forth in Section 13. The Investors (excluding the ASI Founders) hereby consent to the grant of such registration rights to the ASI Founders in accordance with Section 14 of the Agreement.

            20.2 The consent of the ASI Founders shall not be necessary (and the amount of Registrable Securities held by the ASI Founders shall not be taken into account in determining whether the requisite consent has been obtained):
(a) for the granting of any Registration rights to any third party in accordance with Sections 14, and (b) for the amendment of the Agreement pursuant to Section
19.6. The ASI Founders shall not be entitled to any rights of the Investors, including without limitation, the rights set forth in Sections 2, 3, 4, 5, 6,
7.1 and 7.2, other than as contemplated by Section 20.1.

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement as of the day and year first above written.


Company:                       PERSONIFY INCORPORATED,
                               a California corporation

                               By: /s/  STEVEN KRAUSE
                                  ___________________________________
                                        Steven Krause, President

                               Address:  425 Battery Street, Suite 450B
                                         San Francisco, CA 94111

THE INVESTORS:                  ABS Ventures PSY L.L.C.
                                By: Calvers Capital II L.L.C.
                                Its: Managing Member

                                By: /s/  PHILIP D. BLACK
                                   _______________________
                                Name:    Philip D. Black
                                Title:   Managing Member

                                Address:     c/o Susan Adams
                                             ABS Ventures
                                             One South Street
                                             Suite 2150
                                             Baltimore, MD 21202

                                DUNLAP-BLACK INVESTMENTS LLC

                                By:______________________________
                                Name:
                                Title:

                                Address:     c/o John E. Depke
                                             Fulbright & Jaworski L.L.P.
                                             666 Fifth Avenue
                                             New York, NY  10103-3198

                                JIN BYUN

                                _________________________________

                                Address:     c/o John E. Depke
                                             Fulbright & Jaworski L.L.P.
                                             666 Fifth Avenue
                                             New York, NY  10103-3198

                                JOHN BURKE


                                _________________________________

                                Address:      c/o John E. Depke
                                              Fulbright & Jaworski L.L.P.
                                              666 Fifth Avenue
                                              New York, NY  10103-3198

                                 U.S. VENTURE PARTNERS IV, L.P.
                                 SECOND VENTURES II, L.P.
                                 USVP ENTREPRENEUR PARTNERS II, L.P.

                                 By: Presidio Management Group IV, L.L.C.
                                     Its General Partner

                                 By: /s/  MICHAEL P. MAHER
                                    ______________________________
                                          Michael P. Maher
                                          Attorney-In-Fact

                                 Address:      2180 Sand Hill Road, Suite 300
                                               Menlo Park, CA 94025

                                 2180 ASSOCIATES FUND, L.P.

                                 By: /s/  MICHAEL P. MAHER
                                    ______________________________
                                          Michael P. Maher
                                          Attorney-In-Fact

                                 Address:      2180 Sand Hill Road, Suite 300
                                               Menlo Park, CA 94025

                                 PHILIP S. SCHLEIN

                                 _________________________________

                                 Address:      2180 Sand Hill Road, Suite 300
                                               Menlo Park, CA 94025


                                 ALPINE TECHNOLOGY VENTURES, L.P.
                                 ALPINE TECHNOLOGY VENTURES II, L.P.

                                 By: Alpine Management, L.P.
                                     Its General Partner


                                 By:_____________________________
                                        General Partner

                                 Address: 20300 Stevens Creek Blvd., Suite 495 Cupertino, CA 95014

                                  THE JUPITER TRUST

                                  By:____________________________
                                         Catherine Chiu, Trustee


                                  Address: 2800 Wakefield Drive
                                           Belmont, CA 94002

                                  ROSS GARBER

                                  _______________________________

                                  Address:     67 Susanna Drive
                                               Brewster, MA 02631


                                  ASSET MANAGEMENT ASSOCIATES 1996, L.P.

                                  By: AMC Partners 96, L.P.
                                      Its General Partner


                                  By: /s/ ILLEGIBLE
                                     ___________________________
                                       General Partner

                                  Address: c/o Alloy Ventures, Inc.
                                           480 Cowper Street
                                           Palo Alto, CA 94301

                                  AMA98 PARTNERS, L.P.
                                  AMA98 VENTURES, L.P.
                                  AMA98 CORPORATE., L.P.
                                  AMA98 INVESTORS, L.P.

                                  By: Alloy Ventures 1998, LLC
                                      Its General Partner


                                   By: /s/ ILLEGIBLE
                                     ___________________________
                                       General Partner

                                  Address: c/o Alloy Ventures, Inc.
                                           480 Cowper Street
                                           Palo Alto, CA 94301

                                  STANFORD UNIVERSITY

                                  By:____________________________
                                     Carol Gilmer

                                  Title:_________________________

                                  Address: 2770 Sand Hill Road
                                           Menlo Park, CA 94025

                                  MARK PLATSHON

                                  _______________________________

                                  Address:    3125 Barney Avenue
                                              Menlo Park, CA 94025

                                  THE PIDWELL FAMILY LIVING TRUST
                                  DATED 6/25/87

                                  By:____________________________
                                           David W. Pidwell, Trustee
                                  Address: 20628 Vickery Lane
                                           Saratoga, CA 94070


                                  DANIEL I. RUBIN


                                  _______________________________

                                  Address:    212 Selby Lane
                                              Atherton, CA 94027

                                  AXA U.S. GROWTH FUND LLC

                                  By:_____________________________

                                  Its:____________________________


                                  By:_____________________________
                                         Name:
                                         Title:

                                  Address: 50 California Street, Suite 3200 San Francisco, CA 94111

                                  DOUBLE BLACK DIAMOND II LLC

                                  By:_____________________________

                                  Its:____________________________


                                  By:_____________________________
                                         Name:
                                         Title:

                                  Address: 50 California Street, Suite 3200 San Francisco, CA 94111

                                  45TH PARALLEL LLC

                                  By:______________________________

                                  Its:_____________________________

                                  By:______________________________
                                         Name:
                                         Title:

                                  Address: 50 California Street, Suite 3200 San Francisco, CA 94111

                                  PARALLEL CAPITAL I LLC

                                  By:___________________________

                                  Its:__________________________

                                  By:___________________________
                                          Name:
                                          Title:

                                  Address: 50 California Street, Suite 3200 San Francisco, CA 94111

                                  PARALLEL CAPITAL II LLC

                                  By:___________________________

                                  Its:__________________________

                                  By:___________________________
                                          Name:
                                          Title:

                                  Address: 50 California Street, Suite 3200 San Francisco, CA 94111


                                  ______________________________
                                  ADEEB SHANA'A

                                  Address      116 Orr Road
                                               Alameda, CA 94502

                                  ______________________________
                                  AMIT DESAI

                                  Address:     16 Duarte Court
                                               Alameda, CA  94502

                                   DELOITTE CONSULTING LLC

                                   By:___________________________

                                   Its:__________________________

                                   By:___________________________
                                          Name:
                                          Title:

                                   Address:______________________
                                   ______________________________
                                   ______________________________

                                   ERNST & YOUNG U.S. LLP

                                   By:___________________________

                                   Its:__________________________

                                   By:___________________________
                                          Name:
                                          Title:

                                   Address:______________________
                                   ______________________________
                                   ______________________________

                                   Exhibit A

                             Schedule of Investors


                 Name of Investor
                 ---------------------------------------

                 Pyramid Ventures, Inc.
                 c/o John E. Depke
                 Fulbright & Jaworski L.L.P.
                 666 Fifth Avenue
                 New York, NY  10103-3198

                 Dunlap-Black Investments LLC
                 c/o John E. Depke
                 Fulbright & Jaworski L.L.P.
                 666 Fifth Avenue
                 New York, NY  10103-3198

                 Jin Byun
                 c/o John E. Depke
                 Fulbright & Jaworski L.L.P.
                 666 Fifth Avenue
                 New York, NY  10103-3198

                 John Burke
                 c/o John E. Depke
                 Fulbright & Jaworski L.L.P.
                 666 Fifth Avenue
                 New York, NY  10103-3198

                 Axa U.S. Growth Fund LLC
                 Double Black Diamond II LLC
                 45th Parallel LLC
                 Parallel Capital I LLC
                 Parallel Capital II LLC
                 50 California Street, Suite 3200
                 San Francisco, CA 94111

                 Ross Garber
                 67 Susanna Drive
                 Brewster, MA 02631

                 GC&H Investments
                 c/o Cooley Godward LLP
                 One Maritime Plaza
                 San Francisco, CA 94111

                 Name of Investor
                 ---------------------------------------

                 U.S. Venture Partners IV, L.P.
                 U.S.V.P. Entrepreneur Partners II, L.P.
                 Second Ventures II, L.P.
                 2180 Associates Fund, L.P.
                 2180 Sand Hill Road, Suite 300
                 Menlo Park, CA 94025

                 Philip S. Schlein
                 2180 Sand Hill Road, Suite 300
                 Menlo Park, CA 94025

                 Alpine Technology Ventures, L.P.
                 Alpine Technology Ventures II, L.P.
                 20300 Stevens Creek Blvd., Suite 495
                 Cupertino, CA 95014

                 Asset Management Associates 1996, L.P.
                 c/o Alloy Ventures, Inc.
                 480 Cowper Street
                 Palo Alto, CA 94301

                 Daniel I. Rubin
                 212 Selby Lane
                 Atherton, CA 94027

                 Stanford University
                 c/o Carol Gilmer Stanford Management Co.
                 2770 Sand Hill Road
                 Menlo Park, CA 94025

                 The Pidwell Family Living Trust Dated 6/25/87
                 c/o David Pidwell, Trustee
                 20628 Vickery Lane
                 Saratoga, CA 94070

                 Mark C. Platshon
                 3125 Barney Avenue
                 Menlo Park, CA 94025

                 The Jupiter Trust
                 c/o Catherine Chiu
                 2800 Wakefield Drive
                 Belmont, CA 94002

                 Adeeb Shana'a *
                 116 Orr Road
                 Alameda, CA 94502

                 Name of Investor
                 ---------------------------------------

                 Amit Desai *
                 16 Duarte Court
                 Alameda, CA  94502

                 Deloitte Consulting LLC
                 _______________________
                 _______________________
                 _______________________

                 Ernst & Young U.S. LLP
                 _______________________
                 _______________________
                 _______________________


* The indicated person(s) or entity(ies) shall not be entitled to any rights under this Agreement other than Form S-3 and piggyback registration rights in accordance with Sections 7.3 and 8 (and other provisions generally applicable to such registration rights) of the Agreement.